SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): November 17, 2004

VERTIS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET BALTIMORE, MARYLAND		21201
(Address of Principal Executive Offices)		(Zip Code)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Vertis, Inc. (the “Company”) has entered into an employment agreement with Joe Scott, effective November 17, 2004 (the “Scott Agreement”) pursuant to which Mr. Scott currently serves as Senior Vice President, Sales - North America.  The Scott Agreement may be terminated by either Mr. Scott or the Company at any time for any reason.  Under the Scott Agreement, Mr. Scott will receive an annual base salary of $300,000.  The Scott Agreement also provides that Mr. Scott will participate in a Sales Executive Compensation Plan pursuant to which he will receive an annual bonus equal to 100% of base salary provided that Scott achieves assigned sales targets which are based on sales volume and margin performance.  The annual bonus can rise to 200% of this target incentive if the sales targets are significantly exceeded by a predetermined level of achievement.    Mr. Scott will also receive a grant of 5,000 shares of the Company’s restricted common stock under the Vertis Holdings, Inc. Equity Plan, and certain fringe benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

	By:	DEAN D. DURBIN
Name: Dean D. Durbin
Title: President and Chief Financial Officer

Date: January 20, 2005